Exhibit 10.9

Supplementary Agreement to Exclusive Management Consulting and Service Agreement

This supplemental agreement (hereinafter referred to as the “Agreement”) is signed by the following parties in the Longquanyi District, Chengdu, Sichuan Province, People’s Republic of China (hereinafter referred to as “China”) on March 30, 2022:

Party A: Chengdu Jiulin Kefu Technology Co., Ltd., unified social credit code 91510112MA63FAPN76. The registered address is No. 5-No. 3, Floor 5, Building D2, No. 166, Section 2, Chenglong Avenue, Chengdu Economic and Technological Development Zone (Longquanyi District), Sichuan Province. The legal representative is Jiulin Zhang.

Party B1: Chunling Mao, Chinese citizen, ID number: [Redacted].

Party B2: Haibo Bai, Chinese citizen, his ID number: [Redacted].

Party B3: Xuefeng Huang, Chinese citizen, his ID number: [Redacted].

Party C: Sichuan Heng Guang Insurance Agency Co., Ltd., unified social credit code 91510112762336643W, with the registered address No. 1666, Section 2, Chenglong Road, Chengdu Economic and Technological Development Zone (Longquanyi District), Sichuan Province. The legal representative is Chunling Mao.

In this Agreement, Party B1 to Party B3 are referred to individually or collectively as “Party B”, and Party A, Party B and Party C are hereinafter referred to as one “Party” separately and “Parties” collectively .

Whereas,

1.	Party B jointly holds 100% of the equity interests in Party C;
2.	On December 3, 2020, (i) Party A and Party C signed the “Exclusive Management Consulting and Service Agreement”, (ii) Party A, Party B and Party C signed the “Exclusive Option Agreement”, “ Proxy Agreement” (including the “Power of Attorney” issued by Party B) and the “Equity Pledge Agreement”. Party A, Party B and Party C signed the “Supplementary Agreement to the Structural Agreement” in 2022. The foregoing agreements collectively constitute the structural agreements for the Party A to control the Party C (the “Structural Agreements”);

All Parties have reached the equal consensus and the following contents:

1.	Calculation and Payment of the Management Consulting and Service Fees

1.1	Party A and Party C have unanimously agreed that the Article 1 and Article 2 in the Annex 2 ( the heading of which is “Calculation and Payment of the Management Consulting and Service Fees”) of the Exclusive Management Consulting and Service Agreement regarding to calculation and payment of the service fees are further clarified as following:

Party C shall pay 100% of its net income to Party A as the service fees. The service fees shall be paid quarterly. Party A has the right to adjust the above service fees in accordance with its own discretion without the consent of Party C. Party C shall (a) within 15 days of the last day of each month, provide Party A with the management statements and operating data of the current month, which shall specify the net income of Party C in the current month (“Monthly Net Income”, which, for the avoidance of any doubt, refers to the balance after the total consolidated profit of Party C in the current month is offset by the losses (if any) of Party C and its subsidiaries in the previous years, and deducts the necessary operating costs, expenses, taxes and other statutory expenses for the month, but Party A has the right to adjust the specific amount in accordance with this clause); and (b) within 15 days of the last day of each calendar quarter, pay 100% of the quarter net income (which accumulated based on the Monthly Net Income for the quarter) to Party A. All payments shall be transferred to the bank account designated by Party A by remittance or other methods approved by the parties. The Parties agree that Party A may, from time to time, serve notice to Party C to change such payment instructions. If the audited financial statements of Party C show that there is any shortfall in the total amount of service fees paid by Party C to Party A during the financial year, then Party C shall pay Party A the difference fees.

1.2	Party B clearly knows and understands that the calculation method of service fees in the Exclusive Management Consulting and Service Agreement has been adjusted according to this Agreement, and Party B agrees that the service fees shall be determined according to the calculation method of this Agreement when the Structural Agreements are interpreted and performed.

2.	Effectiveness

2.1	This Agreement shall take effect from the date of signature and seal of all Parties, and shall have the same legal effect as the Exclusive Management Consulting and Service Agreement, and this Agreement shall prevail in case of any inconsistency with the Exclusive Management Consulting and Service Agreement.

2.2	For matters not covered in this Agreement, the Exclusive Management Consulting and Service Agreement shall prevail.

3.	Others

3.1	Titles
The headings of this Agreement are inserted for convenience only, and shall not be used to interpret, illustrate or otherwise affect the meaning of any provisions of this Agreement.

3.2	Language and Counterpart
This Agreement is written in Chinese in five (5) copies, and Party A, Party B and Party C each holds one (1) copy, which has the same legal effect.

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In faith whereof, the Parties have caused this Supplementary Agreement to Exclusive Management Consulting and Service Agreement to be signed by their authorized representatives on the date first written above.

Party A: Chengdu Jiulin Kefu Technology Co., Ltd. (Seal)

Signature:	/s/
Name:	Jiulin Zhang
Position:	Legal representative

In faith whereof, the Parties have caused this Supplementary Agreement to Exclusive Management Consulting and Service Agreement to be signed by their authorized representatives on the date first written above.

Party B1 :	Chunling Mao

Signature:	/s/
Name:	Chunling Mao

In faith whereof, the Parties have caused this Supplementary Agreement to Exclusive Management Consulting and Service Agreement to be signed by their authorized representatives on the date first written above.

Party B2:	Haibo Bai

Signature:	/s/
Name:	Haibo Bai

In faith whereof, the Parties have caused this Supplementary Agreement to Exclusive Management Consulting and Services Agreement to be signed by their authorized representatives on the date first written above.

Party B3:	Xuefeng Huang

Signature:	/s/
Name:	Xuefeng Huang

In faith whereof, the Parties have caused this Supplementary Agreement to Exclusive Management Consulting and Services Agreement to be signed by their authorized representatives on the date first written above.

Party C:	Sichuan Heng Guang Insurance Agency Co., Ltd. (Seal)

Signature:	/s/
Name:	Chunling Mao
Position:	Legal representative